UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 8, 2014

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of the stockholders of Standard Metals Processing, Inc. was held on August 8, 2014, in Gadsden, Alabama. Stockholders representing 73,983,717 shares, or 75.8% of the common shares outstanding as of the record date, June 13, 2014, were present in person or were represented at the meeting by proxy.

All proposals received the affirmative vote of a majority of the votes cast and were passed, and the final voting results are included below. Each proposal was determined by a majority of votes cast, except that the advisory votes were non-binding in nature and the preferences of the shareholders were determined by the selection receiving the greatest number of votes.

Proposal 1: As to the election of directors, the number of votes cast in favor of and against each nominee was as follows:

Director Nominee Name	Number of Votes For	Number of Votes Against
SHARON ULLMAN	73,931,917	51,800
TINA GREGERSON	73,931,917	51,800
JIM STIEBEN	72,552,695	1,431,022

Proposal 2: To approve Turner, Stone & Company, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, the voting was as follows:

Number of Votes For	Number of Votes Against	Abstentions
73,948,417	33,300	2,000

Proposal 3: To approve the 2014 Stock Incentive Plan, the voting was as follows:

Number of Votes For	Number of Votes Against	Abstentions
73,931,917	49,800	2,000

Proposal 4: As to the advisory approval of named executive officer compensation, the voting was as follows:

Number of Votes For	Number of Votes Against	Abstentions
73,948,010	33,300	2,407

Proposal 5: As to the advisory vote approving the frequency of three years for an advisory vote on executive compensation, the voting was as follows:

One Year	Two Year	Three Year	Abstentions
18,918,250	1,379,222	53,650,945	35,300

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2014	STANDARD METALS PROCESSING, INC.

	By:	/s/ Sharon L. Ullman
Sharon L. Ullman
Chief Executive Officer